Exhibit 99

     ICOS Corporation Reports Results for Second Quarter of 2004

    BOTHELL, Wash.--(BUSINESS WIRE)--Aug. 4, 2004--

     Worldwide sales of Cialis(R) (tadalafil) exceed $135 million

    ICOS Corporation (Nasdaq:ICOS) today released its financial results for the three and six months ended June 30, 2004, and summarized recent events.

    Cialis (tadalafil) Global Launch Update

    During the 2004 second quarter, worldwide sales of Cialis, a treatment for erectile dysfunction (ED), totaled $137.2 million. Cialis sales reported by Lilly ICOS LLC (Lilly ICOS) were $50.8 million in the United States, $45.3 million in Europe and $8.9 million in Canada and Mexico. Sales in territories outside of North America and Europe are reported by Eli Lilly and Company and totaled $32.2 million during the period. Lilly ICOS financial results, for the second quarter of 2004, were reported on July 22, 2004.
    "Worldwide sales of Cialis were strong in the 2004 second quarter and continue on track to achieve our full year worldwide sales expectation of $500 million to $600 million," observed Paul N. Clark, ICOS Chairman and CEO. "The PDE5 inhibitor market is solidly expanding around the world. In the U.S., first-half 2004 PDE5 inhibitor market prescription growth was 13.2%, compared to the same period in 2003.(1) Also, in the U.S., Cialis' share of total PDE5 inhibitor prescriptions grew to 14.0% for the month of June 2004, up 3.8 percentage points from its March 2004 level.(1) Patients and physicians continue to embrace Cialis' unique 36-hour window of opportunity."
    "We are so confident that men with ED will appreciate the benefits of Cialis, that we are offering a bold, innovative consumer guarantee called The Cialis Promise," Clark said. "For a limited time, Lilly ICOS is offering to pay for a trial of a competitor's product if men with ED are not satisfied with Cialis. We expect that this program will encourage new patients to try Cialis, and we believe they will be satisfied with their Cialis experience. In the Cialis Challenge, a similar program previously conducted in selected doctors' offices, men with ED who tried Cialis were then offered a voucher for additional free Cialis tablets or free tablets of the competing products. The vast majority of men who redeemed the vouchers chose to receive more Cialis."

    Other Second Quarter Highlights

    Patient enrollment continued in a Phase 2 clinical study with IC485, an orally administered, small molecule PDE4 inhibitor. The Phase 2 clinical study is designed to evaluate whether IC485 can block certain inflammatory processes in the lungs of patients with chronic obstructive pulmonary disease. The study is on track to conclude and provide clinical data in the first half of 2005.
    In June 2004, ICOS and Raven biotechnologies, inc. entered into an agreement providing ICOS with an exclusive option to license three of Raven's monoclonal antibodies for potential applications, including cancer therapies. ICOS has begun to evaluate these early-stage preclinical candidates.
    Later this year, we expect to begin a clinical study of tadalafil to treat patients with benign prostatic hyperplasia (BPH), a condition characterized by benign enlargement of the prostate gland which can cause a number of troublesome urinary tract symptoms as a man ages. It is estimated that over 6 million men in the U.S. and Europe are receiving drug treatment for BPH.(2)
    In addition, we continue to evaluate possible new product candidates in our discovery and preclinical research programs and expect to advance one or two new molecules into Phase 1 clinical studies over the next year or so. Our most advanced discovery and preclinical research compounds include additional phosphodiesterase inhibitors for inflammatory and other diseases, an oral leukocyte function-associated antigen one (LFA-1) antagonist for psoriasis, a cell cycle checkpoint inhibitor for cancer and an oral kinase antagonist used as a modulator of B lymphocyte function for inflammatory diseases, such as autoimmune disorders, and for cancer.

    Financial Results

    For the three months ended June 30, 2004, ICOS reported a net loss of $51.9 million ($0.82 per share), compared to a net loss of $11.5 million ($0.19 per share) for the three months ended June 30, 2003.
    Equity in losses of Lilly ICOS was $35.1 million in the second quarter of 2004, compared to $20.0 million in the second quarter of 2003. The increase was primarily due to 2004 sales and marketing costs associated with the launches of Cialis in the United States, Canada and Mexico.
    Total revenue was $17.9 million in the second quarter of 2004, compared to $26.7 million in the second quarter of 2003.
    Collaboration revenue from affiliates (cost reimbursement revenue) totaled $14.7 million in the second quarter of 2004, compared to $2.6 million in the second quarter of 2003. The increase reflects higher revenue from Lilly ICOS, primarily reimbursement of costs associated with our sales force promoting Cialis in the United States.
    Revenue from licenses of technology in the second quarter of 2003 included $21.3 million recognized in conjunction with our reacquisition, from Biogen IDEC, Inc., of sole development rights to the LFA-1 antagonist program.
    Contract manufacturing revenue increased from $2.7 million in the second quarter of 2003, to $3.2 million in the second quarter of 2004. Contract manufacturing expenses increased from $2.2 million in the second quarter of 2003, to $3.0 million in the second quarter of 2004. The increases are due to greater utilization of our manufacturing capacity for third-party contracts and additional development services provided under the associated agreements.
    Total operating expenses were $34.7 million in the second quarter of 2004, compared to $30.6 million in the second quarter of 2003.
    Research and development expenses decreased $5.6 million from the second quarter of 2003, to $17.5 million in the second quarter of 2004. The decrease was primarily due to discontinuation of certain clinical programs in 2003 and early 2004, partially offset by incremental Lilly ICOS research and development activities being performed by ICOS personnel in the current year.
    Marketing and selling expenses increased $8.9 million from the second quarter of 2003, to $10.1 million in the second quarter of 2004. The increase reflects costs associated with our U.S. sales force promoting Cialis.
    In the second quarter of 2003, we recognized a $10.0 million gain upon the sale of our partnership interests in ICOS-Texas Biotechnology L.P. to Encysive Pharmaceuticals, Inc.
    In the second quarter of 2004, we incurred $1.7 million of interest expense on $278.7 million of 2% convertible subordinated debt, issued in mid-2003.
    Interest and other income totaled $1.7 million in the second quarter of 2004, compared to $2.3 million in the second quarter of 2003. The decrease primarily reflects lower average interest rates earned in 2004, partially offset by the impact of higher average invested balances during the 2004 period, due to investment of the proceeds from our mid-2003 convertible debt offering.
    For the six months ended June 30, 2004, ICOS reported a net loss of $138.2 million ($2.18 per share), compared to a net loss of $52.0 million ($0.84 per share) for the six months ended June 30, 2003. The 2004 increase is primarily due to our 50% share of higher Lilly ICOS losses, reflecting sales and marketing costs associated with the launches of Cialis in the United States, Canada and Mexico.
    At June 30, 2004, we had cash, cash equivalents, investment securities and associated interest receivable of $354.0 million.

    ICOS Corporation, a biotechnology company, is dedicated to bringing innovative therapeutics to patients. Headquartered in Bothell, Washington, ICOS is marketing its first product, Cialis (tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical needs such as chronic obstructive pulmonary disease, benign prostatic hyperplasia, cancer and inflammatory diseases.

    Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.
    The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

    Conference Call

    As previously announced, ICOS will host a conference call to review 2004 second quarter financial results and related matters today, including financial guidance and plans for the remainder of 2004, beginning at 4:30 p.m. EDT. The conference call can be accessed as a webcast at www.icos.com, in the Investor/Events section, or by telephone, using the Passcode 736491, live at 612-326-1011, or as a replay at 320-365-3844. The webcast will be available until August 11, 2004 at 4:30 pm EDT. The telephone replay will be available until August 5, 2004 at 8:30 pm EDT.

(1) Based on calculations using IMS National Prescription Audit
    Plus(TM), June 2004.

(2) Decision Resources 2001.

    -- Selected financial data follows--


                  ICOS Corporation and Subsidiaries
                 SELECTED CONSOLIDATED FINANCIAL DATA
                (in thousands, except per share data)
                             (unaudited)

                              Three Months Ended    Six Months Ended
                                    June 30,             June 30,
                              ------------------- --------------------
                                 2004      2003       2004      2003
                               --------  --------  ---------  --------
Condensed Consolidated Statements of Operations:

Revenue:
  Collaboration revenue from
   affiliates                 $ 14,697  $  2,642  $  28,764  $  7,990
  Licenses of technology             -    21,343          -    21,976
  Contract manufacturing         3,229     2,722      5,685     3,822
                               --------  --------  ---------  --------
      Total revenue             17,926    26,707     34,449    33,788
                               --------  --------  ---------  --------
Operating expenses:
  Research and development      17,536    23,115     34,790    48,257
  Marketing and selling         10,106     1,233     19,903     2,154
  Cost of contract
   manufacturing                 2,991     2,183      5,504     3,016
  General and administrative     4,048     4,021      8,201     7,475
                               --------  --------  ---------  --------
      Total operating
       expenses                 34,681    30,552     68,398    60,902
                               --------  --------  ---------  --------
            Operating loss     (16,755)   (3,845)   (33,949)  (27,114)
Other income (expense):
  Equity in losses of Lilly
   ICOS                        (35,090)  (20,045)  (104,327)  (41,592)
  Gain on sale of partnership
   interests                         -    10,000          -    10,000
  Interest expense              (1,705)        -     (3,416)        -
  Interest and other income      1,652     2,342      3,491     6,054
                               --------  --------  ---------  --------
Loss before income taxes       (51,898)  (11,548)  (138,201)  (52,652)
Income tax recovery                  -         -          -       612
                               --------  --------  ---------  --------
Net loss                      $(51,898) $(11,548) $(138,201) $(52,040)
                               ========  ========  =========  ========
Net loss per common share -
 basic and diluted            $  (0.82) $  (0.19) $   (2.18) $  (0.84)
                               ========  ========  =========  ========
Weighted average common
 shares outstanding - basic
 and diluted                    63,429    62,401     63,333    62,288
                               ========  ========  =========  ========

Condensed Consolidated Balance Sheets:

                               June 30,  Dec. 31,
                                 2004      2003
                               --------  --------
Cash, cash equivalents,
 investment securities and
 interest receivable          $354,046  $469,525
Receivables from affiliates     15,931    17,681
Note receivable                      -     6,000
Property and equipment, net     18,885    18,970
Deferred financing costs and
 other                          15,283    12,678
                               --------  --------
      Total assets            $404,145  $524,854
                               ========  ========

Due to affiliates             $ 39,185  $ 25,842
Other current liabilities       21,380    21,433
Convertible subordinated debt  278,650   278,650
Stockholders' equity            64,930   198,929
                               --------  --------
      Total liabilities and
       stockholders' equity   $404,145  $524,854
                               ========  ========


                  ICOS Corporation and Subsidiaries
                     SUPPLEMENTARY FINANCIAL DATA
                            (in thousands)
                             (unaudited)

The following table summarizes our revenue from collaborations and licenses of technology, and equity in losses of affiliates.

                                                2004
                                -----------------------------------
                                     Q1            Q2          TOTAL
                                 --------------- ------------- ------
Collaboration revenue
 from affiliates:
  Lilly ICOS LLC                  $14,067       $14,697      $ 28,764
  Suncos Corporation                    -             -             -
  ICOS-Texas
   Biotechnology L.P.                   -             -             -
                                   -------       -------      --------
                                  $14,067       $14,697      $ 28,764
                                   =======       =======      ========
Licenses of technology:
  Lilly ICOS LLC                  $     -       $     -      $      -
  Biogen IDEC, Inc.                     -             -             -
                                   -------       -------      --------
                                  $     -       $     -      $      -
                                   =======       =======      ========
Equity in losses of
 affiliates:
  Lilly ICOS LLC                  $69,237       $35,090      $104,327
  Suncos Corporation                    -             -             -
                                   -------       -------      --------
                                  $69,237       $35,090      $104,327
                                   =======       =======      ========


                                             2003
                           -------------------------------------------
                             Q1       Q2       Q3       Q4     TOTAL
                          -------- -------- -------- -------- --------
Collaboration revenue
 from affiliates:
  Lilly ICOS LLC          $ 2,053  $ 2,210  $ 5,243  $12,587  $22,093
  Suncos Corporation        2,058      269       96       27    2,450
  ICOS-Texas
   Biotechnology L.P.       1,237      163        -        -    1,400
                           -------  -------  -------  -------  -------
                          $ 5,348  $ 2,642  $ 5,339  $12,614  $25,943
                           =======  =======  =======  =======  =======
Licenses of technology:
  Lilly ICOS LLC          $    31  $     -  $     -  $15,000  $15,031
  Biogen IDEC, Inc.           602   21,343        -        -   21,945
                           -------  -------  -------  -------  -------
                          $   633  $21,343  $     -  $15,000  $36,976
                           =======  =======  =======  =======  =======
Equity in losses of
 affiliates:
  Lilly ICOS LLC          $21,547  $20,045  $16,941  $28,787  $87,320
  Suncos Corporation            -        -        -     (140)    (140)
                           -------  -------  -------  -------  -------
                          $21,547  $20,045  $16,941  $28,647  $87,180
                           =======  =======  =======  =======  =======


                  ICOS Corporation and Subsidiaries
            SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                             (unaudited)

                                     2004
                     -----------------------------------------
                             Q1            Q2          TOTAL
                     ------------- ------------- -------------
Revenue:
    Product sales,
     net                $  75,017      $105,000     $ 180,017
    Royalties               6,652         6,449        13,101
                         ---------      --------     ---------
    Total revenue          81,669       111,449       193,118
                         ---------      --------     ---------
Expenses:
    Cost of sales (b)       6,573         8,982        15,555
    Selling,
     general and
     administrative       195,053       157,838       352,891
    Research and
     development           18,827        15,119        33,946
                         ---------      --------     ---------
    Total expenses        220,453       181,939       402,392
                         ---------      --------     ---------
Net loss (a)            $(138,784)     $(70,490)    $(209,274)
                         =========      ========     =========
(a) ICOS
     Corporation's
     share of net
     loss               $ (69,237)     $(35,090)     (104,327)
                         =========      ========     =========

(b) Beginning in December 2003, cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.


                                           2003
                     -------------------------------------------------
                        Q1        Q2        Q3        Q4       TOTAL
                    --------- --------- --------- --------- ----------
Revenue:
   Product sales,
    net             $ 16,615  $ 21,853  $ 28,449  $ 62,911  $ 129,828
   Royalties             975     3,115     4,352     6,263     14,705
                     --------  --------  --------  --------  ---------
   Total revenue      17,590    24,968    32,801    69,174    144,533
                     --------  --------  --------  --------  ---------
Expenses:
   Cost of sales (b)   1,604     2,170     2,803     5,966     12,543
   Selling, general
    and
    administrative    42,396    48,544    49,145   103,025    243,110
   Research and
    development       16,685    14,344    14,735    17,858     63,622
                     --------  --------  --------  --------  ---------
   Total expenses     60,685    65,058    66,683   126,849    319,275
                     --------  --------  --------  --------  ---------
Net loss (a)        $(43,095) $(40,090) $(33,882) $(57,675) $(174,742)
                     ========  ========  ========  ========  =========
(a) ICOS
     Corporation's
     share of net
     loss           $(21,547) $(20,045) $(16,941) $(28,787) $ (87,320)
                     ========  ========  ========  ========  =========

(b) Beginning in December 2003, cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.



    CONTACT: ICOS Corporation
             Lacy Fitzpatrick, 425-415-2207